Exhibit 99.1

At Kforce Inc.	Kforce Inc.
Michael Blackman	1001 East Palm Ave.
Vice President – Investor Relations	Tampa, FL 33605
813- 552-2927	(NASDAQ: KFRC)

At Hall, Kinion & Associates, Inc.	Hall, Kinion & Associates, Inc.
Martin A. Kropelnicki	75 Rowland Way
V.P. and CFO	Suite 200
415-895-2200	Novato, CA 94945
(NASDAQ: HAKI)

KFORCE AND HALL KINION MERGER TO PROCEED UNDER REVISED TERMS

TERMS INCLUDE RELEASE OF CERTAIN CLOSING CONDITIONS

AND KFORCE ASSUMES OPERATING MANAGEMENT OF HALL KINION

TAMPA, FL and NOVATO, CA – April 6, 2004 – Kforce Inc. (NASDAQ: KFRC) and Hall, Kinion & Associates, Inc. (NASDAQ: HAKI), professional staffing firms, today jointly announced that they have executed an Amended and Restated Agreement and Plan of Merger (the “Amended Agreement”) that modifies the terms of the previously announced proposed merger. Also, effective immediately, Kforce will assume operating management of Hall Kinion® under a management agreement. The transaction is expected to close in the second quarter of 2004.

David L. Dunkel, Chairman and Chief Executive Officer of Kforce Inc. stated: “After carefully considering all facts and circumstances, both boards of directors have now approved a revised transaction. As demonstrated by their outstanding integration efforts to date, what initially attracted us to Hall Kinion remains. It starts with quality people selling and servicing customers. This merger is about the combined capabilities of two organizations focused on delivering the right match through exceptional customer service to our clients and candidates. We expect the combined business to gain from the diversity of revenues and increased earnings. We also expect clients and candidates to benefit from a professional staffing firm with even more extensive capabilities, and a continuing commitment to exceptional service. Hall Kinion brings a very talented and entrepreneurial team that shares Kforce’s belief that great people equal great results.”

“We are pleased to announce the merger is proceeding to conclusion,” stated Brenda C. Rhodes, Chairman and Chief Executive Officer of Hall Kinion. “We are confident that the completion of this transaction will be beneficial to Hall Kinion shareholders, employees and clients.”

Terms

Under the terms of the Amended Agreement, Kforce will acquire all of the shares of Hall Kinion in exchange for shares of Kforce common stock under a similar structure as originally provided, with a change in the exchange ratio, which remains dependent upon the average of the closing prices of Kforce common stock for the 15 trading days ending on and including the third trading day prior to the closing date (such average is referenced herein as the “Kforce stock market value”). If the Kforce stock market value is equal to or greater than $7.09, but less than $9.60, the exchange ratio will equal .45 (changed from .60), which will result in Hall Kinion stockholders owning approximately 15.9% of the outstanding shares of Kforce common stock following the merger. If the Kforce stock market value is equal to or greater than $9.60, the exchange ratio will be $4.32 divided by the Kforce stock market value, which for purposes of this calculation will now be capped at $10.60, thereby establishing a floor on the exchange ratio at .4075. Kforce may also now elect to terminate the Amended Agreement if the Kforce average closing stock price remains below $7.00 (changed from $6.00) for 15 consecutive trading days at any time prior to the closing. The proposed transaction requires and is subject to the approval by Hall Kinion stockholders and certain regulatory clearances, including effectiveness of a registration statement registering the common stock to be issued to Hall Kinion stockholders and other customary closing conditions. Under the revised terms, Kforce shareholders are not required to vote on the transaction. The Kforce and Hall Kinion boards of directors approved the Amended Agreement at special meetings.

Public Filings

Kforce intends to file an amendment to its registration statement on Form S-4 originally filed with the SEC on December 24, 2003 and amended on February 9, 2004. The Form S-4 includes a proxy statement/prospectus for Hall Kinion stockholders that will be mailed shortly after such registration statement becomes effective. Hall Kinion stockholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Kforce, Hall Kinion and the transaction. Any offer of securities will only be made pursuant to the proxy statement/prospectus. Shareholders and other investors may obtain a free copy of the registration statement when it is available at the SEC’s web site at www.sec.gov, or by links after that time from the Kforce (www.kforce.com) and Hall Kinion (www.hallkinion.com) web sites. A free copy of the proxy statement/prospectus may also be obtained from Hall Kinion by directing such requests to Martin A. Kropelnicki, Chief Financial Officer of Hall Kinion.

Kforce, Hall Kinion and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Hall Kinion with respect to the transactions contemplated by the Amended Agreement. A description of any interests that Kforce’s or Hall Kinion’s directors and executive officers have in the proposed merger will be available in the proxy statement/prospectus. Information regarding Hall Kinion’s officers and directors is included in Hall Kinion’s Proxy Statement for its 2003 Annual Meeting of Stockholders filed with the SEC on April 11, 2003. Information regarding Kforce’s officers and directors is included in Kforce’s Proxy Statement for its 2003 Annual Meeting of Shareholders filed with the SEC on April 21, 2003. These proxy statements are available free of charge at the SEC’s web site at www.sec.gov and from Hall Kinion and Kforce.

Merged Business

The combined companies will operate from approximately 80 offices in 45 markets. As of today, the combined annual revenue run rate is in excess of $640 million with over 1,400 associates and approximately 9,000 consultants on assignment at over 3,000 clients.

“We are well on the way to achieving our objective of an efficient, timely integration of the two companies,” said William L. Sanders, Chief Operating Officer of Kforce. “Both firms have worked tirelessly towards that goal, and integration can still be substantially completed by June 30. We continue to be impressed by the depth and professionalism of the Hall Kinion field organization. The improving environment increases the momentum for the combined companies to succeed as we go forward.”

Derrell E. Hunter, Chief Financial Officer of Kforce, commented: “As indicated in December, significant savings are expected from, among other things, combining a variety of back office and other corporate functions, eliminating one set of public company related expenses, integrating technology platforms and functions, and combining certain physical facilities. However, Kforce does not plan to make any reductions in revenue generating associates including sales, service delivery and recruiting personnel. The normalized effects of cost synergies, net of the amortization of identifiable intangibles, are expected to exceed $2 million per quarter. Transaction, personnel severance, office closure and other related cash costs will be appropriately accounted for along with the stock value as purchase price. As expected, certain merger-related period costs were incurred in Q1, and additional amounts will be incurred during Q2. In Q3, the effects of non-recurring period costs should be substantially behind us and many of the normalized effects of synergies should occur. We therefore expect that the transaction will be accretive to Kforce’s earnings per share in the third quarter of 2004 and thereafter.”

Conference Call

In conjunction with this announcement, Kforce and Hall Kinion are hosting a joint conference call on April 6, 2004 at 11:00 a.m. ET, to discuss the proposed transaction. Access to the call is available by dialing 617-786-2961 and entering pass code: 64972358. Access is also available via Kforce’s web site: www.kforce.com and Hall Kinion’s web site: www.hallkinion.com. A replay of the conference call will be available from 1:00 p.m. ET, Tuesday, April 6, 2004, through midnight April 13, 2004. To access the conference call replay please dial 617-801-6888 and enter pass code: 58120261.

About Kforce Inc.

Kforce is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of information technology, finance & accounting, pharmaceutical, healthcare and scientific. Backed by more than 1,200 staffing specialists, Kforce operates in 45 markets in North America. For more information, please visit our web site at www.kforce.com.

About Hall, Kinion & Associates, Inc.

Hall, Kinion & Associates, Inc., The Talent Source® for specialized professionals, delivers world-class talent on a contract and full-time basis to high-demand sectors. Hall Kinion finds, evaluates and places industry-specific Technology and Corporate Professionals. Founded in 1991, Hall Kinion completed its initial public offering in 1997. Hall Kinion operates two divisions, both of which provide consultants and direct-hire talent: The Technology Professional Division places highly-skilled experts in positions ranging from software engineering to CTO into technology, financial services, healthcare, government and energy sectors; and the Corporate Professional Services Division (OnStaff®) places specialists at all levels into real estate, financial services and healthcare sectors. For the most current corporate and financial information, visit Hall Kinion’s web site at www.hallkinion.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. In particular, statements of expected synergies, accretion, projected results of operations, revenue run-rate and cash flow, timing of closing and execution of integration plans are all forward-looking statements. Kforce and Hall Kinion undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Although Kforce and Hall Kinion believe that the assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that their assumptions and expectations will prove to have been correct. Readers are cautioned not to place undue reliance on these forward-looking statements. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for Kforce’s Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; and shifts in demand for Hall Kinion’s Technology Professional Division and Corporate Professional Services Division; changes in the service mix; ability of the companies to complete this merger; the ability of Kforce to successfully integrate this merger; and the risk factors listed from time to time in Kforce’s and Hall Kinion’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing.